Exhibit 10.3

STORAGE TECHNOLOGY CORPORATION
2004 LONG TERM INCENTIVE PLAN

ARTICLE I
INTRODUCTION

        1.1   Establishment. Storage Technology Corporation (the "Company") has adopted the Storage Technology Corporation Long Term Incentive Plan (the "Plan"), effective as provided in Section 21.1.

        1.2   Purpose. The purpose of the Plan is to provide employees, directors and consultants selected for participation in the Plan with added incentives to continue in the service of the Company and its affiliates and to create in such employees, directors and consultants a more direct interest in the future success of the operations of the Company and its affiliated corporations by relating incentive compensation to the achievement of long-term corporate economic objectives. The Plan is also designed to attract employees, directors and consultants and to retain and motivate participating employees, directors and consultants by providing an opportunity for equity investment in the Company.

        1.3   No Effect on Other Options. The provisions of the Plan shall have no effect on options granted pursuant to other plans of the Company, which shall be governed by the terms and provisions of the agreements and the plans governing such grants, as applicable.

ARTICLE II
DEFINITIONS

        2.1   Definitions. The following terms shall have the meanings set forth below:

        (a)   "Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

        (b)   "Award" means a Stock Option, a Restricted Stock award, a Performance Award, a Dividend Equivalent award, a Restricted Stock Unit award, a Common Stock Equivalent award, a Stock Award, a Stock Appreciation Right, or any other award established pursuant to the Plan that may be awarded or granted under the Plan (collectively, "Awards").

        (c)   "Award Agreement" means a written agreement executed by an authorized officer of the Company (and, if required, by the Participant) which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Bonus Payment" means a payment to a Participant pursuant to a Bonus Plan of the Company, which payment may be made either in cash, shares of Common Stock, Restricted Stock, Restricted Stock Units, Stock Options, other forms of Award established under this Plan, or in any combination of the foregoing, as determined in accordance with the provisions of Article XII.

        (f)    "Bonus Plan" means a performance-based bonus plan of the Company (including, without limitation, the Company's Management By Objective Plan), as established by the Board or the Committee from time to time, pursuant to which Bonus Payments are made from time to time in the manner and under the conditions established by the Board or the Committee.

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        (g)   "Cause" means performance or conduct problems resulting in termination of employment, as determined in the sole discretion of the Company or Affiliated Corporation.

        (h)   "Change in Control" means the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-Outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections (iii)(A), (iii)(B) and (iii)(C) of this definition;

(ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

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(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        (i)    "Committee" means a committee designated by the Board to administer the Plan, which committee shall be comprised of two or more persons each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. Committee members shall also be appointed in such a manner as to satisfy applicable laws and stock exchange requirements.

        (j)    "Common Stock" means the Company's $.10 par value voting common stock.

        (k)   "Common Stock Equivalent" means a right to receive Common Stock in the future that may be granted to a Participant pursuant to Article IX in lieu of a current issuance of Common Stock, subject to certain conditions and limitations imposed in accordance with Article IX.

        (l)    "Consultant" means a consultant or adviser to the Company, or any Affiliated Corporation, or any division thereof, if (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

        (m)  "Director" means a member of the Board.

        (n)   "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 12.2 of the Plan.

        (o)   "Effective Date" means the effective date of the 2004 Plan, as set forth in Section 21.1 hereof.

        (p)   "Eligible Employees" means those Employees designated as eligible to participate in the Plan by the Committee.

        (q)   "Employee" means a natural person who is deemed an employee (including, without limitation, an officer or director who is also an employee, or a person who would be deemed an employee if such person were subject to U.S. income taxes) of the Company, or any Affiliated Corporation, in accordance with the rules contained in Section 3401(c) of the Internal Revenue Code and the regulations thereunder.

        (r)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (s)   "Fair Market Value" means with respect to Common Stock, as of any date, the closing price of a share of Common Stock on the New York Stock Exchange for the last trading day prior to that date. If no such prices are reported, then Fair Market Value shall mean the average of the high and low sale prices for the Common Stock (or if no sale prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers; provided, however, that with respect to same day sales occurring under Section 6.1(c)(ii)(B) of the Plan, Fair Market Value shall mean the per share price actually paid for shares of Common Stock in connection with such sale.

        (t)    "Incentive Stock Option" means the right to purchase Common Stock granted to an Employee pursuant to Section 6.2, which constitutes an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, and which may not be issued with related Stock Appreciation Rights.

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        (u)   "Internal Revenue Code" means the Internal Revenue Code of 1986, and the regulations thereunder, each as in effect from time to time.

        (v)   "Non-Employee Director" means a Director who is not an Employee.

        (w)  "Non-Qualified Option" means a right to purchase Common Stock granted to a Participant pursuant to Section 6.3, which does not qualify as an Incentive Stock Option or which is designated as a Non-Qualified Option, and which may or may not be issued with related Stock Appreciation Rights.

        (x)   "Participant" means an Eligible Employee, Director or Consultant designated by the Committee from time to time during the term of the Plan to receive one or more Awards provided under the Plan.

        (y)   "Performance Award" shall mean a bonus that is paid in cash, Common Stock, in the form of an Award provided for under the Plan or any combination thereof that is awarded under Article XI of the Plan.

        (z)   "Performance Criteria" means any measurable criteria using an approach, such as balanced score card, which is tied to the Company's success that the Committee may determine, including but not limited to, net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, total shareholder return, cash flow, earnings or earnings per share, growth in earnings or earnings per share, return on equity, stock price, return on equity or average stockholders' equity, total stockholder return, return on capital, return on assets or net assets, return on investment, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators, and/or employee metrics. These criteria may be measured on an absolute basis or relative to a peer group or index and can be measured at the corporate or business unit level. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Criteria in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements.

        (aa) "Restricted Stock Award" means an award of shares of Common Stock granted to a Participant pursuant to Section 8.1 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

        (bb) "Restricted Stock Unit" means an award denominated in shares of Common Stock that represents the right to receive payment for the value of such shares pursuant to Section 8.2.

        (cc) "Rule 16" and subsections thereof mean Rule 16b and the relevant subsections promulgated under the Exchange Act, as such Rule may be amended from time to time.

        (dd) "Section 162(m) Participant" means an Employee who is determined by the Committee to be, or likely to be, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code.

        (ee) "Stock Appreciation Right" means a Tandem Stock Appreciation Right or an Independent Stock Appreciation Right granted to a Participant pursuant to Article VII to receive payment from the Company equal to the difference between the Fair Market Value of one or more shares of Common Stock, whether or not subject to a Stock Option, and the exercise price of such shares under the terms of such Stock Appreciation Right.

        (ff)  "Stock Option" means an Incentive Stock Option or a Non-Qualified Option.

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        (gg) "Stock Award" means an award that represents the right to receive shares of Common Stock pursuant to Article X.

        2.2   Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III
PLAN ADMINISTRATION

        3.1   Administration Generally. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee, in its sole discretion:

        (a)   shall select the Participants from Eligible Employees, Directors and Consultants;

        (b)   shall determine the number of shares of Common Stock to be subject to Awards granted pursuant to the Plan;

        (c)   shall determine the number of shares of Common Stock or Common Stock Equivalents to be issued as Bonus Payments;

        (d)   shall determine the time at which such Awards and payments are to be granted;

        (e)   shall fix the exercise price, period and the manner in which a Stock Option becomes exercisable;

        (f)    shall establish the duration and nature of Award restrictions;

        (g)   shall determine the Fair Market Value of the Common Stock, in accordance with Section 2.1(s) of the Plan;

        (h)   shall determine whether and under what circumstances, if any, an Award may be settled in cash or Common Stock Equivalents instead of Common Stock;

        (i)    may modify or amend the terms and conditions of any Award, subject to Article XIX of the Plan;

        (j)    may authorize any person to execute on behalf of the Company any Award Agreement or other instrument required to effect the grant of an Award to be granted or previously granted by the Committee; and

        (k)   shall establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan.

        The Committee shall determine the form or forms of the Award Agreements, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons, subject only to the review of, and consultation with, the Board on all Plan matters except selection of Participants. Notwithstanding

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any provisions of this Plan to the contrary, the Committee may not take any actions that individually or together would constitute a repricing of existing Stock Options.

        3.2   Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

        3.3   Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

        3.4   Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Committee.

        3.5   Committee Composition. Once a Committee has been appointed pursuant to this Article III, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws and to the extent permitted by (a) Rule 16b-3 as it applies to transactions intended to qualify thereunder as exempt transactions and (b) Section 162(m) of the Internal Revenue Code to preserve the Company's deductibility of compensation realized by Participants as a result of Awards granted to persons who are Section 162(m) Participants.

        3.6   Grants to Non-Employee Directors. Notwithstanding any provision of the Plan to the contrary, with respect to Awards made to Non-Employee Directors, the Plan shall be administered by the Board, which shall have all powers the Committee would otherwise have with respect to such Awards.

ARTICLE IV
STOCK SUBJECT TO THE PLAN

        4.1   Number of Shares. Subject to Article XVII, Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the

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Board and the stockholders of the Company. Shares of Common Stock that are issued pursuant to the grant or exercise of Awards shall be applied to reduce the number of shares of Common Stock remaining available for future issuance under the Plan. The number of shares of Common Stock covering Awards for which Participants do not have to pay the aggregate Fair Market Value to receive such shares (determined as of the grant date of the Award) shall not exceed Three Million (3,000,000) shares of Common Stock.

        4.2   Unused and Forfeited Stock; Add-backs. Any shares of Common Stock that are subject to an Award that expires, is forfeited or is otherwise terminated, other than shares of Common Stock subject to a Stock Option or Stock Appreciation Right to the extent such Award has been exercised, shall automatically become available for use under the Plan. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 4.1. If any shares of Restricted Stock are surrendered by the Participant or repurchased by the Company, or if any Restricted Stock Units are surrendered by the Participant, the shares subject to such Award may again be optioned, granted or awarded hereunder, subject to the limitations of Section 4.1. Notwithstanding the provisions of this Section 4.2, no shares of Common Stock may again be optioned, granted or awarded (i) if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, or (ii) if prohibited by applicable laws, regulations or exchange rules.

ARTICLE V
PARTICIPATION

        5.1   Eligibility and Participation. Participants in the Plan shall be those Eligible Employees, Directors and Consultants who, in the judgment of the Committee, are performing, or during the term of their service to the Company are expected to perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute or are expected to significantly contribute to the achievement of long-term corporate economic objectives. Participants who are Employees may be granted from time to time one or more Incentive Stock Options (with or without Stock Appreciation Rights), and Participants (whether or not they are Employees) may be granted one or more Awards that are not Incentive Stock Options; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one Award shall not result in automatic receipt of, or entitlement to, any other Award.

        Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Internal Revenue Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Internal Revenue Code. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related Award Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

        5.2   Limitations. The following limitations shall apply to grants of Stock Options and Stock Appreciation Rights to Participants:

        (a)   No Participant shall be granted, in any fiscal year of the Company, an Award covering more than two million (2,000,000) shares of Common Stock.

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        (b)       If a Stock Option or Stock Appreciation Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XVII), the canceled Stock Option or Stock Appreciation Right shall be counted against the limit set forth in Section 5.2(a).

        (c)       Incentive Stock Options may not be granted to Non-Employee Directors or to Consultants.

        5.3       Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Awards granted to Participants who are subject to Section 16 of the Exchange Act, must comply with the applicable provisions of Rule 16b-3 and shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule (whether or not set forth in an Award Agreement). To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        5.4       Provisions Applicable to Section 162(m) Participants.

        (a)       The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code.

        (b)       Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock, the restrictions of which lapse upon the attainment of performance goals that are related to one or more of the Performance Criteria.

        (c)       To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Internal Revenue Code, with respect to any Award granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Internal Revenue Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

        (d)       Notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code shall be subject to any additional limitations set forth in Section 162(m) of the Internal Revenue Code (including any amendment to Section 162(m) of the Internal Revenue Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

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ARTICLE VI
STOCK OPTIONS

        6.1       General Provisions.

        (a)       Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Options. The Committee in its sole discretion may designate whether a Stock Option granted to an Employee is to be considered an Incentive Stock Option or a Non-Qualified Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to the same Employee at the same time or at different times. Incentive Stock Options and Non-Qualified Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Stock Option affect the right to exercise any other Stock Option or affect the number of shares of Common Stock for which any other Stock Option may be exercised. All Stock Options granted to Participants who are not Employees shall be Non-Qualified Options.

        (b)       Manner of Stock Option Exercise. A Stock Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein, (i) by delivery of written notice of exercise to the persons specified by the Company from time to time, in person or through mail, facsimile, electronic mail or other electronic transmission, or by delivery of notice of exercise in such other method as has been approved by the Committee, and (ii) by paying in full, with the written notice of exercise or at such other time as the Committee may establish, the total exercise price under the Stock Option for the shares being purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Stock Option (or portion thereof) that is being exercised and the number of shares with respect to which the Stock Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice and payment to the Company. As soon as practicable after the effective exercise of the Stock Option, and upon satisfaction of all applicable withholding requirements pursuant to Article XIII of the Plan, the Participant, or the Participant's nominee, shall be recorded on the stock transfer books of the Company as the owner of the shares purchased. The Company may, but is not required to, deliver to the Participant one or more duly issued and executed stock certificates evidencing such ownership.

        (c)       Payment of Stock Option Exercise Price. At the time of the exercise of a Stock Option, payment of the total Stock Option exercise price for the shares to be purchased shall be made in the manner specified in the Award Agreement relating to such Stock Option, which may include any or all of the following methods of payment:

        (i)        at the Participant's election, either:

(A) in cash or by check; or

(B) by transfer from the Participant to the Company of shares of Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise Stock Options) that the Participant has held for more than six (6) months with a then current aggregate Fair Market Value equal to the total Stock Option exercise price;

        (ii)       at the Company's election:

(A) by the Company retaining a number of shares of Common Stock deliverable upon exercise of a Stock Option whose aggregate Fair Market Value is equal to the exercise price to be paid in connection with such exercise; or

(B) to, the extent permissible under applicable law, delivery to the Company of: (I) a properly executed exercise notice, (II) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the exercise price and to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (III) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale.

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        (d)       Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant or its nominee becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant or its nominee becomes the holder of record of such Common Stock.

        6.2       Incentive Stock Options.

        (a)       Incentive Stock Option Exercise Price. The per share price to be paid by a Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee at the time an Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), but in no event shall such exercise price be less than:

        (i)        one hundred (100) percent of the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates; or

        (ii)       one hundred and ten (110) percent of the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Internal Revenue Code), ten percent or more of the total combined voting power of all classes of stock of the Company or of any Affiliated Corporation (such a Participant is referred to as a "10% Holder").

        (b)       Number of Option Shares. The number of shares of Common Stock subject to an Incentive Stock Option shall be designated by the Committee at the time the Committee decides to grant an Incentive Stock Option.

        (c)       Aggregate Limitation of Stock Exercisable Under Options. To the extent the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under the Plan or otherwise, granted by the Company and Affiliated Corporations, exceeds $100,000, such excess shall be treated as a Non-Qualified Option.

        (d)       Duration of Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted, or, in the case of Participants who are 10% Holders as described in Section 6.2(a)(ii), five years from the date the Stock Option is granted. Upon the expiration of such exercise period, the Incentive Stock Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Article XIV, all Incentive Stock Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee.

        (e)       Restrictions on Exercise of Incentive Stock Options. Incentive Stock Options may be granted subject to such restrictions as to the timing of exercise of all or various portions thereof as the Committee may determine at the time it grants Incentive Stock Options to Participants.

        (f)        Disposition of Stock Acquired Pursuant to the Exercise of Incentive Stock Options. In the event that a Participant makes a disposition (as defined in Section 422(c) of the Internal Revenue Code) of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Stock Option was exercised, the Participant shall

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send written notice to the Company at its principal office in Louisville, Colorado (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of any additional withholding required by federal, state and local income and other tax laws.

        6.3       Non-Qualified Stock Options.

        (a)       Option Exercise Price. The per share price to be paid by the Participant at the time a Non-Qualified Option is exercised shall be determined by the Committee at the time the Stock Option is granted or amended, but in no event shall such exercise price per share be less than one hundred (100) percent of the Fair Market Value of one share of Common Stock on the date the Stock Option is granted or amended.

        (b)       Number of Option Shares. The number of shares of Common Stock subject to a Non-Qualified Option shall be designated by the Committee at the time the Committee decides to grant a Non-Qualified Option.

        (c)       Duration of Non-Qualified Options; Restrictions on Exercise. The period during which a Non-Qualified Option may be exercised, and the installment restrictions on option exercise during such period, if any, shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted. Upon the expiration of such exercise period, the Non-Qualified Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Article XIV, all Non-Qualified Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee, Director or Consultant.

ARTICLE VII
STOCK APPRECIATION RIGHTS

        7.1       Grant of Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

        7.2       Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted to a Participant in conjunction with any Incentive Stock Option or Non-Qualified Option granted to such Participant, as determined by the Committee, (a) at the time of the grant of such Stock Option in the case of an Incentive Stock Option or (b) at the time of grant, or at any subsequent time during the term of the Stock Option, in the case of a Non-Qualified Option. Once granted, the term of a Tandem Stock Appreciation Right shall be equal to the term of its related Stock Option. A Tandem Stock Appreciation Right shall be exercisable, in whole or in part, at such time or times and only to the extent that the Stock Option to which it relates shall be exercisable. Upon exercise of a Tandem Stock Appreciation Right by a Participant for a share of Common Stock, the related Stock Option shall be terminated with respect to such share. Incentive Stock Options and Non-Qualified Options shall not be exercisable with respect to shares of Common Stock for which Tandem Stock Appreciation Rights have been exercised. Upon the exercise of a Tandem Stock Appreciation Right, the Participant shall be entitled to receive the economic value of such Tandem Stock Appreciation Right determined in the manner prescribed in Section 7.4

        7.3       Independent Stock Appreciation Rights. Stock Appreciation Rights may be granted to a Participant independent of any Stock Option grant (an "Independent Stock Appreciation Right") and shall be unrelated to any Option and shall have a term set by the Committee. An Independent Stock

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Appreciation Right shall be exercisable in such installments as the Committee may determine. An Independent Stock Appreciation Right shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each Independent Stock Appreciation Right shall be set by the Committee, but shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Independent Stock Appreciation Right is granted. Upon exercise of an Independent Stock Appreciation Right, the Participant shall be entitled to receive the economic value of such Independent Stock Appreciation Right determined in the manner prescribed in Section 7.4.

        7.4       Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions consistent with other provisions of the Plan as may be determined from time to time by the Committee and shall include the following:

        (a)       Manner of Exercise. A Stock Appreciation Right shall be exercised by the giving of notice in the same manner in which a Stock Option may be exercised.

        (b)       Payment Upon Exercise. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the economic value thereof, which shall be equal to (i) the excess of the then Fair Market Value of one share of Common Stock over the exercise price per share specified in the related Stock Option, multiplied by (ii) the number of shares in respect of which the Stock Appreciation Right is being exercised (the "SAR Value").

        (c)       Form of Payment. Unless otherwise specified (i) in the Award Agreement relating to the Stock Appreciation Right or (ii) in writing by the Committee, a Participant shall receive the SAR Value in shares of Common Stock.

        7.5       Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Appreciation Right until the Participant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Common Stock.

ARTICLE VIII
RESTRICTED AWARDS

        8.1       Restricted Stock Awards

        (a)       Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee. To the extent required by applicable law, a Participant shall be required to pay to the Company an amount equal to the par value of the Common Stock subject to the Restricted Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

        (b)       Restrictions. A Participant's right to retain a Restricted Stock Award granted to him or her under Section 8.1(a) shall be subject to such restrictions, including but not limited to the Participant's continuous status as an Employee, Director or Consultant for a restriction period specified by the Committee, or the attainment of any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment, director service or consulting service or different performance criteria with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Common Stock shares constituting a Restricted Stock Award. Subject to the provisions of Articles XVI and XIX, if a Participant's continuous status as an Employee, Director or Consultant terminates prior to the end of such

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restriction period or the attainment of such performance criteria as may be specified by the Committee, the Restricted Stock Award shall be forfeited and all shares of Common Stock related thereto shall be immediately returned to the Company.

        (c)       Privileges of a Stockholder; Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon becoming the holder of record of such Common Stock; provided. however. that the Participant's right to sell, encumber, or otherwise transfer such Common Stock (and any other securities issued in respect of such shares of Common Stock as a stock dividend, stock split or the like) shall be subject to the limitations of Section 16.3 hereof.

        (d)       Enforcement of Restrictions. In the event a Participant receives a stock certificate evidencing the grant of Restricted Stock, the Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.1(b) and 8.1(c):

        (i)        Placing a legend on the stock certificates referring to the restrictions;

        (ii)       Requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

        (iii)     Requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

        8.2       Restricted Stock Units. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Units. The number of shares of Restricted Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise specified (a) in the Award Agreement relating to the Restricted Stock Unit or (b) in writing by the Committee, a Participant shall receive the payment for the Restricted Stock Unit in shares of Common Stock. Payment for a Restricted Stock Unit will not be made until the Award has vested, pursuant to a vesting schedule or achievement of performance criteria set by the Committee. In the event payment for an Award of Restricted Stock Units is made in a form other than in shares of Common Stock pursuant to the terms of this Section 8.2, such payment shall be in an amount equal to the product of (i) Fair Market Value of a share of Common Stock with respect to the relevant vesting, multiplied by (ii) the number of Restricted Stock Units vesting on such date. Holders of Restricted Stock Units shall have no rights as Company stockholders with respect to such Award. No Dividend Equivalents awards shall be granted in connection with Restricted Stock Units.

ARTICLE IX
DIRECTOR STOCK AND STOCK EQUIVALENTS

        9.1       Director Stock and Stock Equivalents. Each Non-Employee Director may receive all or a portion of his or her annual retainer and any meeting fees (which shall include any additional annual retainer or fees paid to a committee chair) in shares of Common Stock or, if elected by the Director, in Common Stock Equivalents. An election pursuant to this Section 9.1 must be made in writing on or before the first day of the fiscal year to which the election relates and shall entitle the Non-Employee Director to a number of shares of Common Stock or Common Stock Equivalents determined by dividing (a) the dollar amount of the portion of the retainer for a given quarterly fiscal period that is to be paid in shares of Common Stock or Common Stock Equivalents by (b) the Fair Market Value of one share of Common Stock as of the last day of such fiscal period, rounded up to the next full number of shares. In the event any person becomes a Non-Employee Director other than at the beginning of an annual retainer period, such person may elect, within thirty (30) days of the date on

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which such person becomes a Non-Employee Director, to receive his or her retainer and any meeting fees in shares of Common Stock or Common Stock Equivalents as described above for the balance of such annual retainer period in accordance with the formula set forth in the preceding sentence.

        9.2       Common Stock Equivalents. The number of Common Stock Equivalents determined under Section 9.1 for each Non-Employee Director shall be credited to a bookkeeping account established in the name of that Director subject to the following terms and conditions:

        (a)       If the Company pays a cash dividend with respect to the Common Stock at any time while Common Stock Equivalents are credited to a Non-Employee Director's account, there shall be credited to the Non-Employee Director's account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Director would have received had he or she been the actual owner of the Common Stock to which the Common Stock Equivalents then credited to the Director's account relate, divided by (ii) the Fair Market Value of one share of the Company's Common Stock on the dividend payment date. The Company will pay the Director a cash payment in lieu of fractional stock equivalents on the date of such dividend payment.

        (b)       Upon the death or other termination of the Non-Employee Director's service on the Board, or, if authorized by the Committee, such other time or times as specified by the Non-Employee Director at the time of his or her annual election(s), the Company shall deliver to the Non-Employee Director (or his or her designated beneficiary or estate) a number of shares of Common Stock equal to the whole number of Common Stock Equivalents then credited to the Director's account, together with a cash payment equal to the Fair Market Value of any fractional Common Stock Equivalent.

        (c)       The Company's obligation with respect to Common Stock Equivalents shall not be funded or secured in any manner, nor shall a Non-Employee Director's right to receive Common Stock equivalents be assigned or transferable, voluntarily or involuntarily, except as expressly provided herein; and

        (d)       A Non-Employee Director shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents to the Director's account until certificates representing shares of Common Stock are delivered to the Director (or his or her designated beneficiary or estate) hereunder.

        9.3       Elections. The Committee shall determine the form of Non-Employee Director's elections pursuant to this Article IX, which form shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Non-Employee Director with respect to Common Stock and Common Stock Equivalents paid with respect to the Director's annual retainer and any meeting fees and which may constitute the Award Agreement with respect to such Common Stock Equivalents.

ARTICLE X
STOCK AWARDS

        Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Awards in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be, but are not required to be, based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Stock Award will not be issued until the Stock Award has vested, pursuant to a vesting schedule or performance criteria, if any, set by the Committee. To the extent required by applicable law, a Participant shall be required to pay to the Company an amount equal to the par value of the Common Stock subject to the Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

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ARTICLE XI
PERFORMANCE AWARDS

        11.1     Performance Awards.

        (a)       Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

        (b)       Without limiting Section 11.1(a), the Committee may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 11.1(b) shall not exceed $7 million with respect to any fiscal year of the Company calendar year. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

        (c)       The form of payment to a Participant in respect of a Performance Award may be cash, shares of Common Stock, any type of other Award under the Plan, or any combination of the foregoing, as determined by the Committee in it sole discretion.

ARTICLE XII
OTHER AWARDS

        12.1     Awards in Lieu of Bonus.

        (a)       Participant Election As to Bonus Payment. At such time as the Committee determines that a Participant has or may become eligible for a Bonus Payment pursuant to a Bonus Plan, the Committee may notify the Participant as to whether or not the Participant will be required by the Committee to, or will be given the right to elect to, accept all or a part of such Bonus Payment in the form of shares of Common Stock or other forms of Awards. If the Committee grants the Participant the right to elect whether to accept the Bonus Payment in Common Stock or other forms of Awards, then the Participant shall have ten (10) business days after the receipt of such notice from the Committee to make such election. The Participant shall notify the Committee with respect to his or her election on such form as may be provided for this purpose by the Committee, setting forth thereon the dollar value of the portion of the Bonus Payment which he or she desires to receive in shares of Common Stock or other forms of Awards. If a Participant fails to make an election pursuant to this Section 12.1(a) with respect to the mode of payment of a Bonus Payment, the entire Bonus Payment shall be made in cash.

        (b)       Determination of Number of Shares. The number of shares of Common Stock or other forms of Awards that shall be issued or credited as a Bonus Payment shall be determined by using a reasonable valuation method specified by the Committee in its sole discretion. No fractional shares of Common Stock or other forms of Awards shall be issued or credited as a part of a Bonus Payment and the value of any such fractional share that would otherwise be issued pursuant to the Participant's election shall be paid in cash.

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        (c)       Decision of Committee. The Committee shall have the sole discretion to either accept the Participant's election with respect to the payment of a Bonus Payment, in whole or in part, in shares of Common Stock or other forms of Awards or to determine that a lesser portion, or none, of the Bonus Payment will be made in shares of Common Stock or other forms of Awards, and the Committee's determination in this regard shall be final and binding on the Participant.

        12.2     Dividend Equivalents.

        (a)       Coincident with or following designation for participation in the Plan, a Participant may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date any Award denominated in shares of Common Stock is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

        (b)       Dividend Equivalents granted with respect to Stock Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

        12.3     Other Forms of Award. From time to time during the duration of the Plan, the Committee may, in its sole discretion, adopt one or more other forms of awards for Eligible Employees, Directors or Consultants pursuant to which such Eligible Employees, Directors or Consultants may acquire shares of Common Stock or the economic equivalent thereof, whether by purchase, outright grant or otherwise. Any such arrangements shall be subject to the general provisions of the Plan.

ARTICLE XIII
WITHHOLDING

        13.1     Withholding Requirement. The Company's obligations to deliver shares of Common Stock upon the exercise or receipt of any Award shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

        13.2     Withholding With Common Stock. The Company may, in its sole discretion, allow or require Participants to pay all or any portion of any tax withholding obligation that results from Awards by the Company withholding from shares otherwise issuable to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or such lesser amount. Any such withholding of shares of Common Stock shall be subject to such terms and conditions as the Company may, from time to time, establish; provided, that, in the case of a Participant who is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then the approval by the Committee of the grant of the award shall be deemed to include approval by the Committee of this withholding provision, unless otherwise specified in the Award Agreement.

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ARTICLE XIV
EFFECT OF TERMINATION OF SERVICE ON AWARDS

        Except as otherwise provided in a written agreement between the Company and a Participant, the provisions of this Article XIV will apply as follows:

        14.1     Effect of Termination of Service on Stock Options and Stock Appreciation Rights. No Stock Option or Stock Appreciation Right may be exercised unless, at the time of such exercise, the Participant is an Employee, Director or Consultant, except as follows:

        (a)       Subject to Section 14.1(c), if such termination is due to the death of the Participant, or the Participant dies within three (3) months after such termination, or if such termination occurs after the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the Stock Option or Stock Appreciation Right may be exercised, to the extent vested at the time of the Participant's termination of employment, by the Participant (or, in the case of death, by the person to whom it is transferred by will of the laws of descent and distribution) within a period of one year after the date of death (but in no event longer than the term of the Stock Option or Stock Appreciation Right).

        (b)       Subject to Section 14.1(c), if the Participant's employment is terminated for any reason other than those reasons covered by Section 14.1(a), then the Stock Option or Stock Appreciation Right shall be exercisable, to the extent vested at the time of such termination, for a period of ninety (90) days after the date of such termination.

        (c)       Notwithstanding the provisions of Sections 14.1(a) and (b) above:

          (i)      With respect to all grants of Stock Options or Stock Appreciation Rights, no such grants shall be exercisable after the date of termination of employment if either the termination was for Cause, or if the former Employee, Consultant or Director is then, in the sole judgment of the Company, in material breach of any contractual, statutory, fiduciary or other legal obligation to the Company; and

         (ii)      In addition to the provisions of paragraph (i) above, unless otherwise provided in the Option or Stock Appreciation Right Award Agreement, with respect to all grants of Stock Options, or Stock Appreciation Rights, if at any time within six (6) months before or within six months after voluntary or involuntary termination of the Participant's employment or service for any reason, the former Employee, Consultant or Director is, in the sole judgment of the Company, engaging or has engaged in any activity in competition with any activity of the Company, or harmful or contrary to the interests of the Company, including, but not limited to: accepting employment with or serving as a consultant or advisor to any employer that is in competition with the Company or acting against the interests of the Company, including employing or recruiting any Employee of the Company; or disclosing or misusing any confidential, proprietary or material information concerning the Company (such information includes, without limitation, information regarding the Company's operations, its products, product designs, business plans, strategic plans, marketing and distribution plans and arrangements, customers, and financial statements, budgets and forecasts); or participating in any hostile takeover attempt of the Company, then: (A) any Options, or Stock Appreciation Rights still held by the Participant shall immediately cease to be exercisable and shall be canceled, and (B) if the Employee, Consultant or Director exercises any Stock Options or Stock Appreciation Rights within six (6) months prior to the date of termination of employment or service, or upon or at any time after termination of employment or service, then any gain represented by the Fair Market Value with respect to the date of exercise over the exercise price multiplied by the number of shares such individual purchased shall be paid by such individual to the Company.

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        14.2     Effect of Termination of Service on Other Awards.

        (a)       In the event of the death or disability (as defined in Section 14.1(a)) of a Participant, all period of service and other restrictions applicable to Awards, other than Stock Options and Stock Appreciation Rights, then held by such Participant shall lapse, and such awards shall become fully vested and nonforfeitable. In the event of a Participant's termination of service for any other reason, any Awards other than Stock Options and Stock Appreciation Rights as to which the employment period or other restrictions have not been satisfied shall be forfeited.

        (b)       Unless otherwise provided in the Restricted Stock or Restricted Stock Unit Award Agreement, if at any time within six (6) months before or within six (6) months after voluntary or involuntary termination of the Participant's employment or service for any reason, the former Employee, Consultant or Director is, in the sole judgment of the Company, engaging or has engaged in any activity in competition with any activity of the Company, or harmful or contrary to the interests of the Company, including, but not limited to: accepting employment with or serving as a consultant or advisor to any employer that is in competition with the Company or acting against the interests of the Company, including employing or recruiting any Employee of the Company; or disclosing or misusing any confidential, proprietary or material information concerning the Company (such information includes, without limitation, information regarding the Company's operations, its products, product designs, business plans, strategic plans, marketing and distribution plans and arrangements, customers, and financial statements, budgets and forecasts); or participating in any hostile takeover attempt of the Company, then if any shares of Restricted Stock or Restricted Stock Units had vested within six (6) months prior to the date of termination of employment or service, then any gain represented by the Fair Market Value with respect to the date of vest over the purchase price multiplied by the number of shares vested shall be paid by such individual to the Company.

ARTICLE XV
NON-U.S. PARTICIPANTS

        The Committee may grant awards to Employees, Consultants and Directors whose relationship with the Company or an Affiliated Corporation is subject to the laws of a foreign jurisdiction (a "Non-U.S. Participant"). However, no Award shall be granted that, as a result of the operation of the laws of a foreign jurisdiction, shall limit the authority, rights and powers of the Company, the Board or the Committee under the Plan, including without limitation, the authority of the Committee to determine whether Awards will be granted and under what circumstances Awards become exercisable, nonforfeitable or payable, unless such limitation is explicitly acknowledged by the Company in the relevant Award Agreement. Any grant of an Award that results in the imposition of any of the foregoing limitations shall be null and void ab initio. Subject to the limitations of this Article XV, the Committee may impose whatever requirements and provisions it deems necessary in its sole discretion to permit an Award to be made to a Non-U.S. Participant.

        The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or an Affiliated Corporation may operate to assure the viability of the benefits of Awards made to Participants employed in the such countries and to meet the intent of the Plan.

ARTICLE XVI
RIGHTS OF PARTICIPANTS

        16.1     Employment, Directorship or Consulting Relationship. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment, service as a director or consulting relationship with the

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Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of service shall be determined by the Committee at the time.

        16.2     Meaning of Continuous Status. For all purposes of the Plan and unless otherwise specified in the Award Agreement, so long as a Participant is either an Employee or a Director or a Consultant, without a break in between any change in status, he or she shall be considered to be in continuous status as an Employee, Director or Consultant, even if the person is serving in one capacity when the award is granted and subsequently changes to service in a different capacity, such as terminating employment but continuing to serve as a Consultant.

        16.3     Nontransferability. Except as otherwise (a) approved by the Committee and set forth in the Award Agreement between the Company and the Participant or (b) required pursuant to a qualified domestic relations order, no right or interest of any Participant in an Award prior to the completion of the restriction period applicable thereto shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. If permitted by applicable law (including Rule 16b-3, as amended from time to time), the Committee may (but need not) permit the transfer of Awards either generally, to a limited class of persons or on a case-by-case basis. In the event of a Participant's death, a Participant's rights and interest in any Awards shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Stock Options or Stock Appreciation Rights may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

        16.4     Other Benefits. The amount of any compensation deemed to be received by an Employee, Director or Consultant as a result of the receipt, vesting, exercise of an Award will not constitute "earnings" with respect to which any other benefits provided by the Company or an Affiliated Corporation to such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

ARTICLE XVII
CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

        17.1     Change in Capital Structure. Subject to Section 17.4, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with

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respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

        (a)       The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Article IV);

        (b)       The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

        (c)       The grant or exercise price with respect to any Award; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or Stock Appreciation Right.

        17.2     Extraordinary Events. Subject to Sections 17.2(f) and 17.4, in the event of any transaction or event described in Section 17.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

        (a)       To provide for the cancellation of the Award in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested (including an amount equal to zero for Awards with respect to which no cash could have been so attained or realized);

        (b)       To provide that the Award cannot vest, be exercised or become payable after such event;

        (c)       To provide that such Award shall be vested, exercisable and nonforfeitable as to all shares covered thereby and that all restrictions with respect thereto shall lapse, notwithstanding anything to the contrary in the Plan or an Award Agreement;

        (d)       To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

        (e)       To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or Stock Appreciation Right.

        (f)        Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall, immediately prior to the effective date of such transaction, automatically become (i) fully exercisable for all of the shares of Common Stock at the time subject to such Award, (ii) fully vested and nonforfeitable, (iii) no longer subject to any restrictions and (iv) fully payable, each as applicable to a given Award.

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        17.3     162(m); Rule 16(b)-3. With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), other than in the event of a Change in Control, no adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Internal Revenue Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.

        17.4     No Limitation on Company or Shareholders. The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE XVIII
GENERAL RESTRICTIONS

        18.1     Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising or receiving such Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

        18.2     Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be delivered, accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        18.3     Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, or cancel, any then outstanding Award.

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ARTICLE XIX
PLAN AMENDMENT, MODIFICATION AND TERMINATION

        19.1     Amendment or Termination. The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate the Plan. The Committee, at any time and from time to time and in any respect, may amend or modify the Plan. No such amendment shall be effective unless, the Company shall obtain stockholder approval of any amendment to the extent necessary to comply with the requirements relating to the Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

        19.2     Effect of Amendment.

        (a)       With regard to any Award that has been granted to a Participant, the terms and conditions of the Plan in effect on the date of such grant was made shall govern, notwithstanding subsequent amendments, unless otherwise agreed upon by the Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 18.3, Article XV or Article XVII.

        (b)       Except as set forth in Section 19.2 (a) hereof, the termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her without the Participant's consent. With the consent of the Participant affected, the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan.

        19.3     Preservation of Incentive Stock Options. The Board or the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Stock Options for such favorable treatment as may be afforded Incentive Stock Options under Section 422 of the Internal Revenue Code.

ARTICLE XX
REQUIREMENTS OF LAW

        20.1     Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

        20.2     Governing Law. The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XXI
EFFECTIVE DATE OF THE PLAN

        21.1     Effective Date. The Plan became effective as of the date it is approved by the Stockholders of the Company.

        21.2     Duration of the Plan. The Plan shall terminate at midnight on the date that is the day before the tenth anniversary of the Effective Date, and may be terminated prior thereto by Board action; and no Award shall be granted after such termination. Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions or payable, in accordance with their terms.

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